ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the "Agreement") is entered into as of the 16th day of November 2004 (the "Effective Date") by and between Carl Crawford ("Crawford"), Azur International Inc., a Nevada corporation ("Azur"). Crawford and Azur sometimes collectively referred to herein as the "Parties" and Stephen W. Burrow, as "Escrow Agent".

RECITALS

A. Contemporaneously with this Agreement, Crawford and Azur entered into a Share Exchange Agreement representing the purchase by Azur of Fifty Percent (50%) of all outstanding and authorized shares of The Grand Shell Landing, Inc., a Mississippi corporation consisting of One Hundred shares ("Carl's Shell Landing Stock") of Shell Landing Stock, transferred by Crawford. In addition to this Agreement and the Stock Exchange Agreement, a Security Agreement and a PUT Option Agreement were also executed on the same date herewith. With the exception of those items specifically defined herein, all capitalized terms utilized herein shall have the same meaning and definition as are set forth in the Share Exchange Agreement, Security Agreement and the PUT Option Agreement (the "Definitive Agreements").

B. Crawford has assigned, transferred, conveyed, and Azur has purchased Carl's Shell Landing Stock.

C. Pursuant to the terms and conditions of the Security Agreement, Azur has agreed to place in escrow with the Escrow Agent the following documents (the "Escrow Documents"): One Hundred Percent of the outstanding and authorized shares of Shell Landing consisting of i) Carl's Shell Landing Stock transferred to Azur by Crawford and ii) Azur's original One Hundred Shares of Shell Landing representing fifty percent of Shell Landing ("Azur's Shell Landing Stock")..

D. Pursuant to the terms and conditions of the Security Agreement, Carl has agreed to place in escrow with the Escrow Agent the following documents (the "Escrow Documents"): 1,946,929 Azur Restricted Shares representing the 9th Month PUT shares and 11th Month Put Shares as defined in the PUT Option Agreement of even date. ("Carl's Azur Stock").

E. The Escrow Documents constitute security for compliance of the Obligations of Azur under the Put Option Agreement and the Share Exchange Agreement.

F. Crawford and Azur desire to have Escrow Agent hold and release the Escrow Documents pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Incorporation of Recitals. The Recitals set forth above are incorporated by reference into this Escrow Agreement.

2. Deposit in Escrow of Escrow Documents. Simultaneously with the execution and delivery of this Agreement, Azur and Crawford approves of the delivery to the Escrow Agent of the Escrow Documents. The Escrow Agent hereby acknowledges receipt of the Escrow Documents and shall hold the Escrow Documents under the terms of this Escrow Agreement.

3. Crawford' Representative. Crawford, by signing this Agreement, appoints himself to be his own representative (the "Crawford' Representative") for purposes of this Agreement.

a. Azur and the Escrow Agent shall be entitled to rely upon any communication or writings given or executed by Crawford's Representative. All communications or writings to be sent to Crawford pursuant to this Agreement may be addressed to Crawford's Representative and any communication or writing so sent shall be notice to Crawford. Crawford hereby consents and agrees that Crawford's Representative is authorized to accept deliveries, including any notice, on their behalf pursuant hereto.

b. Unless all parties hereto are notified otherwise in writing pursuant to Section 13 hereof by Crawford, Crawford's Representative is hereby appointed and constituted the true and lawful attorney-in-fact of Crawford, with full power in its name and on its behalf to act according to the terms of this Agreement in his absolute discretion, and in general to do all things and to perform all acts on behalf of Crawford. This power of attorney and all authority hereby conferred is granted subject to and coupled with the interest of Crawford hereunder and in consideration of the mutual covenants and agreements made herein, and shall not be terminated by operation of law, or any other event, except as otherwise provided in this Section 3.

4. Azur's Representative. Azur, by signing this Agreement, appoints **Donald Goree,** as its representative ("Azur's Representative") for purposes of this Agreement. Azur shall be bound by any and all actions taken by Azur's Representative on its behalf.

a. Crawford and the Escrow Agent shall be entitled to rely upon any communication or writings given or executed by Azur's Representative. All communications or writings to be sent to each Azur pursuant to this Agreement may be addressed to Azur's Representative and any communication or writing so sent shall be deemed notice to Azur hereunder. Azur hereby consents and agrees that Azur's Representative is authorized to accept deliveries, including any notice, on its behalf pursuant hereto.

b. Unless all parties hereto are notified otherwise in writing pursuant to Section 13 hereof by Azur, Azur's Representative is hereby appointed and constituted the true and lawful attorney-in-fact of Azur, with full power in its name and on its behalf to act according to the terms of this Agreement in his absolute discretion, and in general to do all things and to perform all acts on behalf of Azur. This power of attorney and all authority hereby

conferred is granted subject to and coupled with the interest of Azur hereunder and in consideration of the mutual covenants and agreements made herein, and shall not be terminated by operation of law, or any other event, except as otherwise provided in this Section 4.

5. Duties of Escrow Agent. Nothing contained herein shall be deemed to obligate Escrow Agent to release the Escrow Documents. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Parties hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense or fee with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, except in the case of its own willful misconduct or gross negligence; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including attorney's fees and costs of defending any action, suit or proceeding or resisting any claim. Escrow Agent shall be vested with a lien on all property deposited hereunder for indemnification, attorney's fees and court costs regarding any suit, inter-pleader or otherwise, or any other expense, fee or charge of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Crawford and Azur as to the correct interpretation of this Escrow Agreement and notices given to Escrow Agent. Regardless of the notices aforesaid, Escrow Agent may hold said property until and unless said additional expenses, fees and charges shall be fully paid. All of the terms and conditions in connection with Escrow Agent's duties and responsibilities and the rights of Crawford, Azur or anyone else, are contained in this instrument, and the Escrow Agent is not required to be familiar with the provision of any other instrument or agreement, except with respect to Section 1 of the Escrow Agreement, and shall not be charged with any responsibility or liability in connection with the observance or non-observance by anyone of the provisions of any other such instrument or agreement. Escrow Agent may rely and shall be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed or presented by the proper party or parties, and shall have no liability or responsibility with respect to the form, execution or validity thereof. Escrow Agent shall be entitled to assume (i) the genuineness of all signatures on all documentation received by it; and (ii) the genuineness of all copies submitted to it as photostatic or exact copies. Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless or until required to do so by Crawford or Azur, and then only upon receiving full indemnity in an amount and of such character as it shall require, against any and all claims, liabilities, judgments, attorney's fees and other expenses of every kind in relation thereto, except in the case of its own willful misconduct or gross negligence. Escrow Agent shall not be bound in any way or affected by any notice of any modification, cancellation, abrogation or rescission of this Escrow Agreement, or any fact or circumstance affecting or alleged to affect the rights or liabilities of any other person, unless it has received written notice satisfactory to it, signed by Crawford and Azur. Escrow Agent may resign upon ten (10) days written notice to the Parties to this Escrow Agreement. If a successor Escrow Agent is not appointed within a ten (10) day period, Escrow Agent may petition the appropriate court to name a successor. If Crawford and Azur shall be in disagreement about the interpretation of these escrow provisions, or about the rights and obligations of, or the propriety of any action contemplated by, Escrow Agent hereunder, Escrow Agent may, at its sole discretion, file an action in inter-pleader to resolve said disagreement. Escrow Agent shall be indemnified for all costs, including reasonable attorney's fees in connection with such inter-pleader action, and shall be

fully protected in suspending all or a part of its activities under this Escrow Agreement until a final judgment in the inter-pleader action is received.

6. Disposition of Escrow Documents. The Escrow Documents shall be delivered as follows:

i) 9th Month Option.

a) Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from Crawford or Crawford's Representative, that it has submitted the 9th Month Put Notice, the Escrow Agent shall release Carl's Azur Shares (1,946,929 Azur Restricted Shares) and Azur's Shell Landing Stock to Azur upon payment by Azur in the amount of 9th Month PUT Option Value ($1,070,811.10) to Escrow Agent, pursuant to the PUT Option Agreement.. Escrow Agent upon receipt of the consideration shall use the consideration to pay off the indebtedness owed to Shell Landing Golf, LLC on the Shell Landing Golf Course.

b) Upon receipt by Escrow Agent of consideration equaling the 9th Month PUT Option Value ($1,070,811.10) from Crawford during the period of Nine (9) Months after the effective Date of this Agreement and within the period of Fifteen (15) Days thereafter, the Escrow Agent shall release Carl's Azur Shares to Carl and Azur's Shell Landing Stock to Azur.

c) Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from Crawford or Crawford' Representative, stating that Azur is in default under the 9th Month PUT Option as set forth in the PUT Option Agreement ("9th Month Default Notice"), Escrow Agent must send a copy of the 9th Month Default Notice to Azur. Provided Azur does not send a sworn affidavit of disagreement of the default within ten (10) calendar days after receipt of the 9th Month Default Notice by Azur, Carl's Shell Landing Stock and Azur's Shell Landing Stock shall be released to Crawford, be re-issued in the name of Crawford, and the 9th Month PUT Option Shares (1,946,929 Azur Restricted Shares) shall be returned to Azur.

ii) 11th Month Option.

a) Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from Crawford or Crawford's Representative, that it has submitted the 11th Month Put Notice pursuant to the Put Option Agreement, the Escrow Agent shall release Carl's Azur Shares (1,946,929 Azur Restricted Shares) and Azur's Shell Landing Stock to Azur upon payment equaling 11th Month PUT Option

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Value ($1,070,811.10) to Escrow Agent, pursuant to the PUT Option Agreement. Escrow Agent upon receipt of the consideration shall use the consideration to pay off the indebtedness owed to Shell Landing Golf, LLC on the Shell Landing Golf Course.

b) Upon receipt by Escrow Agent of consideration equaling the 11th Month PUT Option Value ($1,070,811.10) from Crawford during the period of Eleven (11) Months after the Effective Date of this Agreement ("11th Month Option Date") and within the period of Ten (10) Days after the Option Date, the Escrow Agent shall release both Carl's Azur Shares (1,946,929 Azur Restricted Shares) to Azur's Shell Landing Stock to Azur.

c) Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from Azur, that the 9th Month Put Option and 11th Month Put Option PUT Option Value ($1,070,811.10) was not exercised and Crawford had not made payment of the for the 9th Month Put Shares or the 11th Month PUT Shares ("Exercise Notice"), Escrow Agent must send a copy of the Exercise Notice to Crawford. Provided Crawford does not send a sworn affidavit of disagreement of the Exercise Notice within ten (10) calendar days after receipt of the Exercise Notice by Crawford, Azur's Shell Landing Stock and Carl's Azur Shares shall be released to Azur, and be re-issued in the name of Azur or an assignee of Azur.

d) Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from Crawford or Crawford' Representative, stating that Azur is in default under the 11th Month PUT Option as set forth in the PUT Option Agreement ("11th Month Default Notice"). Escrow Agent must send a copy of the 11th Month Default Notice to Azur. Provided Azur does not send a sworn affidavit of disagreement of the default within ten (10) calendar days after receipt of the 11th Month Default Notice by Azur, Carl's Shell Landing Stock and Azur's Shell Landing Stock shall be released to Crawford, be re-issued in the name of Crawford, and Carl's Azur Shares(1,946,929 Azur Restricted Shares) shall be returned to Azur.

iii) <u>12th Month Option.</u>

a) Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from Crawford or Crawford's Representative, stating that Azur is in default under the 12th Month PUT Option as set forth in the PUT Option Agreement along with the 12th Month PUT Shares (962,162 Azur Restricted Shares) ("12th Month Default Notice"), Escrow Agent must send a copy of the 12th Month Default Notice to Azur. Provided Azur does not send a sworn affidavit of disagreement of the default within ten (10) days

after receipt of the 12th Month Default Notice by Azur, Carl's Shell Landing Stock shall be released to Crawford, be re-issued in the name of Crawford, and the 12th Month PUT Shares (962,162 Azur Restricted Shares) shall be returned to Azur.

b) Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from Azur, no earlier than by Five Days after the expiration of the 12th Month Option Payment Term, stating that it has complied with the terms of the PUT Option Agreement ("12th Month Release Notice"). Escrow Agent must send a copy of the 12th Month Release Notice to Crawford. Provided Crawford does not send a sworn affidavit of disagreement of the release within ten (10) calendar days after receipt of the 12th Month Release Notice to Escrow Agent, Escrow Agent shall release Carl's Shell Landing Stock to Azur within two days thereafter.

7. Escrow Term. The term of this Agreement shall expire ("Escrow Term") on the later of the expiration of the Option Term or final payment to Crawford under the PUT Option Agreement as defined in the PUT Option Agreement.

8. Escrow Fee. The Escrow Agent shall be paid a pre-agreed to reasonable fee for acting as such hereunder. All reasonable expenses incurred by Escrow Agent in the course of performing its duties hereunder shall be reimbursed by Crawford.

9. Removal or Resignation of Escrow Agent. The Escrow Agent may resign upon three (3) days' prior written notice to the parties. If a successor Escrow Agent (the "Successor Escrow Agent") is not jointly appointed by the parties within such three (3) day period, then the Escrow Agent may petition to a court of competent jurisdiction located in Pascagoula, Mississippi to name a successor. Any Successor Escrow Agent shall have the same rights and obligations under this Agreement as the Escrow Agent; provided, however, that any Successor Escrow Agent shall not be liable for any act or omission of the Escrow Agent or of any prior Successor Escrow Agent.

10. Indemnification. Azur and Crawford shall indemnify and hold harmless the Escrow Agent from and against any and all claims, liabilities, losses, damages, actions, suits and proceedings, at law or in equity, and any and all expenses, fees, or charges of any nature whatsoever, including without limitation trial and appellate attorneys' fees and expenses, which the Escrow Agent may incur or suffer by reason of the Escrow Agent's acting as such under this Agreement or filing any action in arbitration pursuant to this Agreement, except those resulting from the Escrow Agent's gross negligence, intentional misconduct or failure to perform as specifically required by this Agreement.

11. Assignment: Successors. This Agreement is a personal one among the parties, and no assignment or attempted assignment of this Agreement or any interest hereunder by Azur shall be of any force or effect unless and until the Escrow Agent and Crawford shall give their written consent thereto. No person, firm or Azur will be recognized by the Escrow Agent as a successor, heir or personal representative of any party hereto until the Escrow Agent receives evidence satisfactory to him of such succession.

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12. Attachment. If the collateral held by the Escrow Agent is attached or levied upon under any order of court, or the distribution of the Escrow Documents is stayed or enjoined by any order of court, or any other order, judgment or decree is made or entered by any court affecting the Escrow Documents, or any act of the Escrow Agent, the Escrow Agent is hereby expressly authorized in its sole discretion to obey and comply with all writs, orders, judgments or decrees entered or issued, in any jurisdiction, provided, that Escrow Agent gives written notice of any such order, judgment or decree to Azur and Crawford as promptly as possible. If the Escrow Agent obeys or complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties, their respective successors, heirs, or personal representatives, or to any other person or entity because of such compliance, even if such writ, order, judgment or decree is subsequently reversed, modified, annulled, set aside or vacated.

13. Notices. All notices, consents, demands, requests, approvals, waiver and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given three (3) days after having been mailed to such party by registered air mail, return receipt requested, postage prepare, addressed as follows:

If to Crawford: 3505 Forest Preserve
Gautier, MS 39553

If to Azur: 3326 Mary St., Ste. 602
Coconut Grove FL 33133

If to Escrow Agent: P.O. Box 1407
Pascagoula, MS 39568-1407

or to such other address or addresses as may be designated by written notice to the other Parties in conformity herewith.

14. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Escrow Agreement, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one counterpart.

15. Choice of Law. The validity, interpretation and enforcement of this Escrow Agreement and all other instruments and documents executed in connection with this transaction shall be governed by the laws of the State of Mississippi, excluding those laws relating to the resolution of conflicts between laws of different jurisdictions. This Escrow Agreement is in the English language, and no translation of this Escrow Agreement into any language other than English shall be considered in the interpretation hereof.

16. Headings. The section and subsection headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

17. No Waiver; Cumulative Rights. The rights and remedies of the parties hereto are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege hereunder or in the Definitive Agreements shall operate as a waiver of

such right, power or privilege, and no single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise of such rights, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the Definitive Agreements can be discharged by the one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the Definitive Agreements.

18. Severability. If any provision of this Escrow Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect or impair the validity, legality, or enforceability of the remaining provisions contained herein.

19. Third Party Beneficiaries. Nothing expressed or implied in this Escrow Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the Parties hereto, their subsidiaries and successors, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement, or result in their being deemed a third party beneficiary of this Escrow Agreement.

20. Attorney's Fees. In the event a suit or proceeding is brought by a party to this Escrow Agreement to enforce its provisions, or to seek remedy for any breach thereof, the prevailing party shall be entitled to receive its reasonable attorney's fees and disbursements incurred in connection with such suit or proceeding, including fees and expenses incurred in any appellate proceedings.

21. Entire Agreement; Amendment. This Escrow Agreement expresses the entire and exclusive understanding of the Parties hereto with respect to the matters covered hereby and incorporates any and all prior agreements, understandings, negotiations and discussions relating thereto, whether written or oral, all of which are hereby terminated and cancelled. This Escrow Agreement may be modified or amended only by an instrument in writing executed by all Parties hereto.

22. Arbitration. Any and all disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the American Arbitration Association (the "Rules"), by three arbitrators, one to be selected by each party to the arbitration. The selection of the arbitrators shall be in accordance with the Rules. The place of arbitration shall be in Pascagoula, Mississippi. The procedural law applicable to the dispute shall be the Mississippi Rules of Civil Procedure. The substantive law applicable to the merits of the case shall be Mississippi law as in effect at the date of this Agreement. The parties agree that the award of the arbitrators: shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators; that it shall be made and shall promptly be payable in U.S. dollars free of any tax, deduction or offset; and that any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include interest from the date of any damages incurred for the breach or other violation of the Agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitrators, but in no event less than the London Interbank Offering Rate ("LIBOR") per annum quoted for the corresponding period by Chase

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collectible on any such award exceed the highest lawful rate permitted from time to time under Mississippi law. For purposes of determining the highest lawful rate, under Mississippi law, the parties hereby select the "indicated rate ceiling" as in effect from time to time during the periods in which such award remains unpaid. All notices by one party to the other, in connection with the arbitration, shall be in writing and shall be deemed to have been duly given or made if delivered, mailed by registered air mail, return receipt requested, or by facsimile transmission to the addresses set forth in section 13.

Carl Crawford

AZUR INTERNATIONAL, INC.
a Nevada corporation

Donald Winfrey, President

Stephen W. Burrow, Esq.